Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

EATON VANCE ENHANCED EQUITY INCOME FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.01 par value	Other(1)	4,428,551	$20.34(1)	$90,076,727.34	0.0001531	$13,790.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest, $0.01 par value	415(a)(6)	1,687,793	$14.54	$24,540,510.22(2)	0.0001212		N-2/A	333-229447	April 11, 2019	$2,974.31
Total Offering Amounts				6,116,344		$114,617,237.56		$13,790.75
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$13,790.75
(1)

The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the Common Shares, as reported by the New York Stock Exchange on January 13, 2025, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 1,687,793 of unsold common shares of beneficial interest (the “Unsold Carryfoward Shares”) that were previously registered for sale under the Registrant’s prior registration statement on Form N-2/A (File No. 333-229447) effective April 11, 2019, and carried forward pursuant to Rule 415(a)(6) under the Securities Act, on the Registrant’s registration statement on Form N-2ASR (File No. 333-262265) effective January 20, 2022. The Registrant previously paid filing fees of $2,974.31 in connection with such Unsold Carryforward Shares.